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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Global Imaging Systems, Inc. Amended and Restated 1998 Stock Option and Incentive Plan of our report dated May 11, 2001 with respect to the consolidated financial statements and schedule of Global Imaging Systems, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young LLP

Tampa, FL
December 5, 2001